1 Collaborative Approach to Life Science Financing Q3 2020 Shareholder Presentation November 16, 2020

Forward-looking and Cautionary Statements

Statements in this presentation that are not strictly historical, and any statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for subsequent periods. The Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Our specialty finance and asset management businesses are conducted through separate subsidiaries and the Company conducts its operations in a manner that is excluded from the definition of an investment company and exempt from registration and regulation under the Investment Company Act of 1940.

This presentation is neither an offer to sell nor a solicitation of any offer to buy any securities, investment product or investment advisory services, including such services offered by SWK Advisors LLC. This presentation does not contain all of the information necessary to make an investment decision, including, but not limited to, the risks, fees and investment strategies of investing in life science investments. Any offering is made only pursuant to the relevant information memorandum, a relevant subscription agreement or investment management agreement, and SWK Advisors LLC's Form ADV, all of which must be read in their entirety. All investors must be "accredited investors" and/or "qualified purchasers" as defined in the securities laws before they can invest with SWK Advisors LLC.

Life science securities may rely on milestone payments and/or a royalty stream from an underlying drug, device, or product which may or may not have received approval of the Food and Drug Administration ("FDA"). If the underlying drug, device, or product does not receive FDA approval, it could negatively impact the securities, including the payments of principal and/or interest. In addition, the introduction of new drugs, devices, or products onto the market could negatively impact the securities, since that may decrease sales and/or prices of the underlying drug, device, or product. Changes to Medicare reimbursement or third-party payor pricing could negatively impact the securities, since they could negatively impact the prices and/or sales of the underlying drug, device, or product. There is also risk that the licensing agreement that governs the payment of royalties may terminate, which could negatively impact the securities. There is also the risk that litigation involving the underlying drug, device, or product could negatively impact the securities, including payments of principal and/or interest on any securities.

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SWK Holdings - Overview

Custom financing solutions for commercial-stage healthcare companies and royalty owners

Underserved, High-Need Market

- SWK targets $5mm to $20mm financings, a market niche that is largely ignored by larger market participants and generates attractive full-cycle returns
- Business focus is secured financings and royalty monetizations, but will selectively consider equity-like opportunities and M&A
- Experienced and aligned management and Board with extensive life science network
- As of November 13, 2020 completed financings with 38 parties deploying $550mm of capital

Demonstrated Success, Attractive Returns

- Targets unlevered, mid-teens gross return on capital with a portfolio effective yield* of 13.4% for 3Q20
- 18 exits from inception through November 13, 2020 generating a 20% IRR and 1.2x MOIC
- Specialty finance segment generated an 11.9% LTM adjusted return on finance segment tangible book value**
- Compounded book value per share at a 10% CAGR from 4Q12 to 3Q20's $18.44

Focus on Shareholder Returns

- Demonstrated shareholder value creation: Enteris acquisition, share repurchases, and NASDAQ uplisting
- Shareholder value creation strategy:
  - Increase book value per share at a 10%+ CAGR
  - Serve as partner of choice for life sciences companies and inventors seeking $20mm or less
  - Selective organic and inorganic investment in Enteris or other equity-like opportunities
  - Generate current income to utilize SWK's substantial NOL asset, $360mm as of December 31, 2019

* Effective yield is the rate at which income is expected to be recognized pursuant to the Company's revenue recognition policies, if all payments are received pursuant to the terms of the finance receivable; excludes warrants

** Numerator is specialty finance division's adjusted non-GAAP net income; Denominator is shareholders equity less the deferred tax asset and Enteris PP&E and net intangibles and goodwill, which adds-back the contingent consideration payable

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SWK Holdings - Segments

SWK operates through two segments: Life Science Specialty Finance and Enteris BioPharma

Centered on SWK's core focus on monetizing revenue streams and intellectual property

LIFE SCIENCE SPECIALTY FINANCE

- Senior secured term loans
- Royalties
- Synthetic royalties
- Product acquisitions

ENTERIS BIOPHARMA

- Peptelligence® dosing technology
- CDMO services
- 505b2 drug development

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5 Life Science Finance Opportunity CONFIDENTIAL Achieve high current yield from investment in non - correlated assets Access to capital is challenging for small/midsized life science cos - Few participants exist for sub - $20mm life science financings Life science products are highly portable - Approved & marketed products and/or royalty streams are valuable collateral Revenues are predictable and have low correlation to economic growth and macro factors Mitigate FDA & clinical trial risk by focusing on commercial opportunities

Value Creation Strategy

Deploy balance sheet capital into secured financing portfolio

- SWK has established reputation as a go-to capital provider for this underserved market
- Majority of financings structured with warrants or other equity-like upside features to enhance return profile

Selectively consider non-structured finance capital deployment opportunities

- Organic and inorganic capital deployment into Enteris
- Leverage SWK contacts, infrastructure, and lessons learned from Holmdel success

Optimize capital structure to boost ROE

- SWK targets a 10%+ ROE
- SWK carries minimal leverage while similarly sized BDCs often carry 50% to 75% debt/equity leverage
- Opportunistic share repurchases

SWK believes this strategy can continue to achieve a 10%+ book value per share CAGR

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Book Value Components

Tangible Finance Book Value / Share = $15.52

- Excludes value of deferred tax asset, net Enteris intangibles and goodwill*, and Enteris PP&E
- SWK's targets 10%+ CAGR of tangible finance book value / share

Plus: Enteris Biopharma

- In August 2019, SWK paid $21.5 million upfront to acquire Enteris
- The seller will also receive a portion of future proceeds from the Cara Therapeutics licensing agreement and if out-licensed, proceeds from certain 505 (b)(2) assets (*refer to slide 22 for more details*)
- At 9/30/20 Enteris book value net of contingent liabilities totaled $11.3 million ($0.88 / share)

Plus: Deferred Tax Asset / Share = $2.03

- At 12/30/19 SWK had federal net operating losses of $360.4 million
- The NOLs will expire by 2037 with the majority expiring by 2021

9/30/20 Total Book Value per Share of $18.44

* Intangible assets, net plus goodwill less contingent consideration payable

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8 Corporate Milestones CONFIDENTIAL 2014 x $113mm raised through private placement and rights offering x Ended year with $93mm yielding assets 2015 x Winston Black named CEO x 1/10 effective reverse stock split x Ended year with $99mm yielding assets 2016 x Team rebuilt and investment process improved x Ended year with $126mm yielding assets 2017 x Holmdel sold – 3.5x CoC return x Ended year with $152mm yielding assets 2018 2019 2020 x Secured $20mm credit facility with State Bank x Announced share repurchase program in 4Q18 x Ended year with $167mm yielding assets x 17th partner exit realized, bringing the weighted avg. IRR on all exits to 20% x Acquired Enteris BioPharma x Ended year with $173mm yielding assets x Uplisted to Nasdaq and added to Russell 2000 Index x Dr. Rajiv Khosla hired as Enteris CEO x At 3Q20 had $183mm yielding assets

86% 13% 1% Portfolio Composition First Lien Royalty Warrants 9 Finance Segment Portfolio Overview: 3Q20 CONFIDENTIAL * Finance receivables plus long - term marketable investments; does not include new or repaid finance receivables closed post - quar ter ** Short term marketable investments and warrants; Private warrants carried at zero value / not valued on balance sheet • Yielding Assets: * $183.5mm • Total Investment Assets: ** $187.0mm Financing Segment Portfolio Value • Actively Financed Entities: 24 • Avg. GAAP Balance per Entity: $7.6mm • Finance Receivables Non - Accrual Balance: $15.8mm • Total Unfunded Commitments: $8mm Metrics

10 Financial Snapshot CONFIDENTIAL * Defined as finance receivables plus long term marketable investments ** Eliminates provision for income taxes, Enteris intangibles amortization, and non - cash mark - to - market changes on warrant asset s and equity securities; see reconciliation on page 28; 2019 Non - GAAP Adjusted Net Income was reduced by $1.2mm of Enteris transaction expenses $126.4 $152.0 $167.1 $173.3 $183.5 $100 $125 $150 $175 $200 2016 2017 2018 2019 3Q 2020 Total Yielding Assets* ($ in millions; at end of period) $23.5 $22.4 $37.5 $26.0 $30.7 $35.2 $20 $22 $24 $26 $28 $30 $32 $34 $36 $38 $40 2015 2016 2017 2018 2019 LTM 3Q20 Total Revenue ($ in millions) $204.3 $208.0 $213.1 $236.5 $235.7 $10.00 $12.50 $15.00 $17.50 $20.00 $150 $175 $200 $225 $250 2016 2017 2018 2019 3Q 2020 SWK Stockholders' Equity ($ in millions, except per share data) SWK Holdings Corporation Stockholders' Equity Book Value per Share $(1.4) $6.7 $19.9 $6.8 $21.4 $18.3 $(5.0) $- $5.0 $10.0 $15.0 $20.0 $25.0 2015 2016 2017 2018 2019 LTM 3Q20 Non - GAAP Adjusted Net Income (Loss) ** ($ in millions)

11 Financing Strategy CONFIDENTIAL SWK Targets Low - to - Mid Teens Effective Yields 3Q20 Finance Segment Effective Yield was 13.4% * Finance receivables plus long - term marketable investment; Includes non - accruals ** Effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition pol ici es, if all payments are received pursuant to the terms of the finance receivable; excludes warrants 10.0% 12.5% 15.0% 17.5% $150.0 $160.0 $170.0 $180.0 $190.0 Yielding Portfolio and Weighted Effective Yield ($ in millions; at end of period) Yielding Portfolio (mm)* Effective Yield**

12 Current Structured Credit Portfolio CONFIDENTIAL Eton Pharmaceuticals 11.14.19 $15 million – Structured Credit Misonix 9.27.19 $30 million – Structured Credit

13 Current Royalty Portfolio CONFIDENTIAL

Portfolio Realizations

- As of November 13, 2020 SWK has exited 18 financings for a total 1.2x CoC return and 20% weighted average IRR
  - 15 resulted in positive realizations with a cumulative 1.4x CoC and weighted average 32% IRR
  - SynCardia position was sold to distressed private equity firm with SWK recouping 58% of principal
  - Response Genetics exited via Chapter 11 and sold to a strategic buyer for cash and CGIX stock with SWK recouping 47% of principal
  - Hooper and Hooper II loans cumulatively resulted in an aggregate $0.4mm loss/0.98x CoC return

$ in 000s

Investments	Origination	Payoff	Cost*	Proceeds	CoC	IRR	Notes
Nautilus	12/05/12	12/17/13	$ 22,500	$ 28,606	1.3x	28%	Key asset was Cambia
Parnell	01/23/14	06/27/14	25,000	27,110	1.1x	21%	
PDI	10/31/14	12/22/15	20,000	25,028	1.3x	23%	
Tribute	08/08/13	02/05/16	14,000	18,349	1.3x	18%	
Galil	10/31/14	06/15/16	12,500	16,601	1.3x	21%	
Nanosphere	05/14/15	06/30/16	10,000	14,362	1.4x	48%	
Syncardia First	12/13/13	06/24/16	12,688	8,524	0.7x	-30%	
Syncardia Second	12/13/13	06/24/16	5,850	3,255	0.6x	-39%	
Syncardia Preferred	09/15/14	06/24/16	1,500	-	0.0x	-100%	
Response Genetics	07/30/14	10/07/15	12,257	5,780	0.5x	-47%	
Holmdel	12/20/12	02/23/17	6,000	21,084	3.5x	63%	
Hooper	04/17/15	05/12/17	5,000	6,754	1.4x	20%	
Narcan	12/12/16	02/28/18	17,500	34,423	2.0x	80%	Continue to own 10% of the royalty
OraMetrix	12/15/16	05/01/18	8,500	10,603	1.25x	19%	
Parnell	11/22/16	07/30/18	13,500	19,327	1.4x	26%	
Hooper II	05/12/17	10/10/18	21,340	19,162	0.9x	-16%	
EyePoint	03/28/18	02/13/19	20,000	25,168	1.3x	34%	Continue to own warrants
Thermedx	05/05/16	05/22/19	3,500	5,303	1.5x	18%	Includes par value of $343 retained sub note
Cheetah Medical	01/15/19	09/30/19	10,000	12,487	1.2x	32%	Potential for additional $211k of earnouts
Aimmune Therapeutics	02/12/19	10/20/20	3,686	4,430	1.2x	20%	
Total Realized / Wtd. Avg			**$ 245,320**	**$ 306,357**	**1.2x**	**20%**	

**Cost measured as principal advanced at deal close and additional add-ons, including time-weighted restructuring fundings*

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Portfolio Realizations to Strategic Buyers

- Ten realizations to strategic buyers demonstrated a median 28% LTV of SWK's original loan value
- Seven of the ten businesses were not profitable at time of sale, validating SWK's revenue and IP-based underwriting methodology

$ in mm

Target	Buyer	Closing Date	Transaction EV	SWK Loan at Cost*	SWK Loan / Transaction	LTM Sales	EV / LTM Sales	Target Profitable Sale?	Notes
Nautilus	Depomed	12/17/13	$ 48.7	$ 22.5	46%	$ 15.4	3.2x	N	
Response Genetics	Cancer Genetics	10/07/15	5.8	12.3	213%	16.7	0.3x	N	
PDI	Publicis	12/22/15	33.0	20.0	61%	129.3	0.3x	Y	CSO Division Only; Transaction EV assumes 50% near-term earn-outs achieved
Tribute	Aralez	2/1/16	147.6	14.0	9%	26.5	5.6x	N	
Galil	BTG plc	5/16/16	84.4	12.5	15%	22.7	3.7x	N	Transaction EV excludes $26mm of milestones
Nanosphere	Luminex	6/30/16	77.0	25.0	32%	23.1	3.3x	N	
InnoPran XL**	ANI Pharma	2/23/17	30.5	6.0	28%	11.1	2.7x	Y	
Orametrix	Dentsply Sirona	5/1/18	90.0	8.5	9%	20.0	4.5x	Y	Transaction EV excludes up to $60mm in earn-outs
Hooper II	Quest	10/10/18	27.8	26.6	96%	61.3	0.5x	N	Loan value includes non-SWK revolver ($8mm); Workout fees totaled $4mm
Cheetah Medical	Baxter	10/24/19	190.0	20.0	11%	22.2	8.6x	N	Transaction EV excludes up to $40mm in earn-outs
Aimmune Therapeutics***	Nestle	10/14/20	2,139.0	131.5	6%	-	NA	N	SWK partnered with KKR on the transaction
Median					**28%**		**3.3x**		

** Cost measured as greatest of principal advanced at deal close and additional add-ons, including restructuring fundings*

*** InnoPran XL was the primary asset of Holmdel Pharmaceuticals, LP*

**** SWK owned 4.5% of the Aimmune loan.*

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16 Sourcing SWK has a well - developed and diversified sourcing network SWK balances proprietary opportunities with deal flow from trusted, boutique investment banks and brokers SWK typically faces limited competition due to proprietary sourcing network and focus on sub - $20mm financings From 2017 - 2019 SWK submitted terms on 78 transactions and closed 18% of these opportunities Deals completed from 2016 through 2019 were sourced from a variety of relationships CONFIDENTIAL Boutique HC Ibanks 27% Private equity relationship 4% Prior financing discussion 14% Co - lender relationship 23% Board relationship 4% In - bound due to SWK being public 5% Refinance 5% Internally sourced 18%

Financing Structures 17 CONFIDENTIAL Product Acquisition • Primarily first lien senior secured loans, though will selectively evaluate second lien opportunities • Typically include covenants, prepayment penalties, origination and exit fees, and warrant coverage • Provide working capital to support product commercialization and M&A Hybrid Financing Synthetic Royalty Royalties Structured Debt • Companies: fund pipeline development & leverage a lower cost of capital for higher ROI projects • Institutions: capital planning for operating budgets, funding R&D initiatives, & financial asset diversification • Inventors: financial asset diversification, fund start - up company • Marketer creates a ‘royalty’ by selling an interest in a future revenue stream earned with a single product or basket of products in exchange for an upfront payment and potential future payments • Ability to structure tiered revenues, reverse tiers, minimum payments, caps, step - downs and buy - out options, similar to a license agreement between innovator and marketer • Combination of royalty and revenue - based financings • Can take on many forms, including structured debt and equity investments • Target legacy products with established revenue trends, minimal marketing and infrastructure requirements

18 Value Proposition to Partners Smaller companies often don’t have financial profile to qualify for traditional financing sources Companies in this niche often have few options outside of a dilutive equity raise The IPO market is largely closed to companies of this size requiring expensive and difficult private equity sourcing Many alternative financing sources have grown too large to care about smaller companies Some historical financing sources have been acquired by regulated financial institutions that due to regulatory constraints c ann ot lend to unprofitable companies and prohibit SWK - style transactions Venture lenders often require principal payback over a shorter period than SWK’s structures, often stressing borrowers by sap pin g valuable working capital from their businesses during periods of high growth, when they need the capital the most CONFIDENTIAL Through RIA arm and industry relationships, SWK can access additional capital to finance larger opportunities Structures financings to preserve liquidity and match a growing company’s revenue profile Provides its borrowers with access to its network of capital markets resources and operators Asset base and nimble structure position SWK to serve the sub - $20mm financing market

Historical Financing: Narcan Royalty 19 CONFIDENTIAL OPPORTUNITY SOLUTION • Opiant is a publicly traded drug development company that receives a royalty on Narcan for developing the drug’s unique formulation • Novel formulation has a faster time to onset and more convenient and safer administration • Opiant needed capital to pursue development programs • At time of monetization, Opiant was a thinly traded OTC stock and management believed the share price did not reflect underlying asset value, thus a share offering was not an attractive option • SWK structured a capped royalty that was smaller than competing proposals, and allowed Opiant to retain tail economics • In December 2016, SWK funded $13.8mm in exchange for a royalty that was capped at a 1.5x CoC return • On August 8, 2017 upon achieving $25mm in cumulative sales during two consecutive quarters, SWK funded additional $3.8mm with a 1.5x CoC return cap • Narcan sales exceeded forecasts; CoC return cap achieved in February 2018 • SWK retains a residual royalty ranging from 5% to 10% through expiry of Narcan IP Narcan is the only FDA approved, intranasal Naloxone product for the treatment of opioid overdose Narcan is appropriately priced with revenue growth from expanded distribution, not price hikes

Historical Financing: Galil Medical 20 CONFIDENTIAL OPPORTUNITY SOLUTION • In 2014, Galil was on the cusp of accelerating revenue growth, but was not yet cash - flow positive and could not tap traditional financing channels • Galil needed additional capital to run clinical trials and expand its sales force • In December 2014, SWK provided a $12.5mm senior secured term loan structured to delay principal repayment until growth initiatives matured • In late 2015, SWK committed to provide additional financing to support Galil’s proposed acquisition of a competitor • The transaction was not consummated, but SWK’s support permitted opportunistic bid • By early 2016, the growth initiatives were bearing fruit, and in June 2016, Galil was acquired by BTG plc for $84mm plus up to $26mm in earn - outs • The SWK facility gave Galil capital to grow the business and garner a higher acquisition price while allowing the equity owners to capture maximum upside • SWK facility represented 15% LTV of the take - out price • SWK generated a 1.3x cash - on - cash return and 20% IRR Galil is a privately - held medical device company that delivers innovative cryotherapy solutions for tumor ablation

Enteris BioPharma Acquisition – A Transformational Opportunity

Synergistic & Value Enhancing

- Natural extension to SWK's existing royalty monetization business, which generates income via royalties on life science products in a mix of structures
- Enteris offers opportunity to create wholly-owned portfolio of milestones and royalties on IP-protected biotherapeutics with substantial upside optionality

Highly Favorable Deal Economics

- Attractive valuation with SWK buying undervalued portfolio of "call options" of current & future licenses, owned drug candidate assets, and CDMO operations
- Risk-adjusted economics from existing/expected licenses anticipated to exceed purchase price

"Game-Changing" Platform Technology

- Peptelligence enables injectable-to-oral conversion of peptides and difficult to formulate small molecules
- Targets substantial market and serves as cornerstone for "asset-light" licensing revenue model
- Franchise-like model ("multiple shots on goal") leverages partners' significant R&D and marketing/commercialization spend
- Existing 505(b)(2) pharmaceutical development candidates plus ability to internally expand owned-product portfolio creates engine for additional future licenses

Strong Company; Positioned for Success

- Enteris possesses proven technology, clinical experience and in-house manufacturing which is unique compared with peers, some of which sport multi-hundred million dollar market values
- Potential to expand Peptelligence platform via acquisition of dosing technologies and CDMO assets
- Experienced management team buttressed by 2020 hiring of CMO and CEO

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Enteris Corporate Overview

Proven Technology, Late-Stage Commercial Partnerships, and Internal Pipeline

Drug Delivery Technology

- Peptelligence technology allows for oral delivery of drugs that are typically injected, including peptides and BCS class II, III, and IV small molecules
- Extensive intellectual property estate with protection through 2036
- Peptelligence licenses, including Cara Therapeutics, and development work with several large pharmaceutical partners

Commercial Platform

- Generates revenue three ways:
  - Formulation and development work
  - Clinical trial tablet manufacturing
  - Technology licenses consisting of milestones and royalties
- During 2020 SWK is investing to build-out manufacturing and business development capabilities

Internal 505(b)(2) Pipeline

- Ovarest® (oral leuprolide tablet)
  - Indications: Rare disease and female health
- Tobrate™ (oral tobramycin tablet)
  - Indication: Uncomplicated Urinary Tract Infection
- Dr. Gary Shangold hired in January 2020 to optimize 505(b)(2) strategy

Company Highlights

- Privately held company based in Boonton, New Jersey
- To operate as a wholly-owned subsidiary, run by experienced management
- Rajiv Khosla, Ph.D. appointed as Chief Executive Officer in May 2020
- Expected to be profitable including anticipated license-related revenue
- Over time SWK anticipates Enteris will develop multiple "shots on goal" value proposition

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Enteris: Cara Therapeutics and Oral KORSUVA™

Oral KORSUVA	• Formulated with Enteris' Peptelligence technology • Currently the subject of three separate late-stage clinical trials for pruritus; Cara recent announcement to expand investigation into a fourth undisclosed indication 'near-term' • Phase 2 trial targeting pruritus in patients with CKD produced positive top-line results; Cara expects to initiate safety portion of Phase 3 trial in Q4 2020
Licensing Agreement	• Licensing agreement between Enteris and Cara announced in August 2019 • Non-exclusive, royalty-bearing license for Peptelligence to develop, manufacture and commercialize Oral KORSUVA worldwide, excluding Japan and South Korea • Enteris eligible to receive milestone payments and low single-digit royalties
Milestone Payment	• In October 2020, Enteris received a milestone payment of $2.5 million from Cara with SWK entitled to receive $1.5 million of this payment per Enteris acquisition agreement • SWK eligible to receive additional potential milestone payments over the next several quarters (subject to the achievement of certain development milestones)

Successful completion of Cara milestones will validate both the Peptelligence platform and the breadth and depth of Enteris' comprehensive pharmaceutical capabilities

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24 Leadership Team CONFIDENTIAL Winston Black Chief Executive Officer • Appointed CEO in 2016 • Co - founded PBS Capital Management • Prior leadership positions at Highland Capital Management, Mallette Capital Management and ATX Communications Charles Jacobsen Chief Financial Officer • Appointed CFO in 2012 • Currently serves as Partner of Strategic Growth for CFGI • Has served in CEO and CFO roles at multiple financing and investment firms Jody Staggs Managing Director • Joined in 2015 • Previously VP of Investments at Annandale Capital • Co - founded PBS Capital Management • Prior to PBS, served as Senior Portfolio Analyst at Highland Capital Management Yvette Heinrichson Chief Accounting Officer • Joined in 2016 • Proficient in technical GAAP accounting, SEC financial reporting, SOX implementation • Served as financial statement auditor and tax professional with Deloitte for multiple years Dr. Rajiv Kholsa Enteris subsidiary CEO • Joined in 2020 • Consulted with variety of biopharma and drug delivery companies on strategy, product development, and licensing transactions • Held senior roles in large and small biopharma companies including VP of Business Development at Biovail • Ph.D. in Pharmaceutical Drug Delivery

25 SWK – Rapidly - Growing Life Science Focused Specialty Finance Company CONFIDENTIAL Custom financing solutions for commercial - stage healthcare companies and royalty owners Targeting $5mm to $20mm financings, a niche that is largely ignored by larger market participants Focus is secured financings and royalty monetizations, but will selectively consider equity - like opportunities and M&A (Enteris BioPharma) Since 2012, SWK has completed financings with 38 different parties deploying $550mm of capital, including partner co - investments

Balance Sheet

$ in 000s	Sep-20	Dec-19	Dec-18	Dec-17	Dec-16
ASSETS					
Cash and cash equivalents	$ 9,314	$ 11,158	$ 20,227	$ 30,557	$ 32,182
Interest and accounts receivable, net	4,608	2,554	2,195	1,637	1,054
Marketable investments	1,136	1,802	-	1,856	2,621
Other current assets	1,911	1,087	138	126	240
Total current assets	$ 16,969	$ 16,601	$ 22,560	$ 34,176	$ 36,097
Finance receivables	$ 183,242	$ 172,825	$ 166,610	$ 151,995	$ 126,366
Investment in unconsolidated entities	-	-	-	-	6,985
Marketable investments	254	466	532	-	-
Deferred tax asset	25,986	25,780	22,684	22,725	38,471
Warrant assets	2,407	3,555	2,777	987	1,013
Intangible assets, net	15,983	25,113	-	-	-
Goodwill	8,404	8,404	-	-	-
Fixed assets, net	3,368	1,292	25	-	-
Other assets	190	336	474	-	-
Total assets	**$ 256,803**	**$ 254,372**	**$ 215,662**	**$ 209,883**	**$ 208,932**
LIABILITIES AND STOCKHOLDERS' EQUITY					
Accounts payable and accrued liabilities	$ 3,625	$ 3,061	$ 2,581	$ 1,840	$ 682
Revolving Credit Facility	-	-	-	-	-
Total current liabilities	$ 3,625	$ 3,061	$ 2,581	$ 1,840	$ 682
Contingent consideration payable	$ 16,464	$ 14,500	-	-	-
Warrant liability	-	76	13	91	189
Other non-current liabilities	1,013	203	11		
Total liabilities	21,102	17,840	2,605	1,931	871
Stockholders' equity:					
Common stock	13	13	13	13	13
Additional paid-in-capital	4,430,757	4,432,146	4,432,499	4,433,589	4,433,289
Accumulated deficit	(4,195,069)	(4,195,627)	(4,219,455)	(4,225,863)	(4,228,910)
Accumulated other comprehensive income	-	-	-	213	(87)
Total SWK Holdings Corp stockholders' equity	235,701	236,532	213,057	207,952	204,305
Non-controlling interests in consolidated entities		(0)	-	-	3,756
Total stockholders' equity	235,701	236,532	213,057	207,952	208,061
Total liabilities and stockholders' equity	**$ 256,803**	**$ 254,372**	**$ 215,662**	**$ 209,883**	**$ 208,932**

In 2019 and 2018 certain asset and liabilities were classified as "current". Thus prior periods may not be directly comparable.

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Income Statement

$ in 000s, except per share amounts	LTM 3Q20	Dec-19	Dec-18	Dec-17	Dec-16
Revenues					
Finance receivable interest income, including fees	$ 31,612	$ 30,117	$ 25,978	$ 26,877	$ 15,747
Pharmaceutical development	3,548	621	-	-	-
Marketable investments interest income	-	-	-	-	92
Income related to investments in unconsolidated entities	-	-	-	10,530	6,219
Other	43	9	12	79	322
Total Revenues	35,203	30,747	25,990	37,486	22,380
Costs and expenses:					
Provision for loan credit losses	1,600	2,209	6,179	-	1,659
Impairment expense	163	-	7,875	8,509	8,077
General and administrative	10,657	7,430	4,866	4,101	2,829
Change in fair value of acquisition-related contingent consideration	1,964	-	-	-	-
Depreciation and amortization	14,225	4,954	17	-	-
Pharmaceutical manufacturing, research and development expense	4,230	1,176	-	-	-
Interest expense	444	338	160	-	-
Total costs and expenses	33,283	16,107	19,097	12,610	12,565
Other income (expense), net:					
Unrealized net (loss) gain on derivatives	(643)	362	484	(1,115)	588
Unrealized net gain (loss) equity securities	(810)	1,643	(1,035)	-	-
Gain (loss) on sale of investments	197	197	(105)	243	-
Income (loss) before income taxes	665	16,842	6,237	24,004	10,403
Income tax (benefit) expense	(8,970)	(6,986)	42	15,753	(21,638)
Consolidated net income (loss)	9,635	23,828	6,195	8,251	32,041
Net income attributable to non-controlling interests	-	-	-	5,204	3,153
Net income (loss) attributable to SWK Holdings Corp Stockholders	$ 9,635	$ 23,828	$ 6,195	$ 3,047	$ 28,888
Net income (loss) per share attributable to SWK Holdings Corp Stockholders					
Basic	$ 0.75	$ 1.85	$ 0.47	$ 0.23	$ 2.22
Diluted	$ 0.75	$ 1.85	$ 0.47	$ 0.23	$ 2.22
Weighted Average Shares					
Basic	12,909	12,906	13,051	13,036	13,015
Diluted	12,917	12,911	13,054	13,040	13,018

SWK HOLDINGS
CONFIDENTIAL
27

$ in 000s,* LTM 3Q20 Dec-19 Dec-18 Dec-17 Dec-16 Cash flows from operating activities: Consolidated net income $9,634 $23,828 $6,195 $8,251 $32,041 Adjustments to reconcile net income to net cash provided by operating activities: Income from investments in unconsolidated entity - - - (10,530) (6,219) Provision for loan credit losses 1,600 2,209 6,179 - 1,659 Amortization of debt issuance costs 189 188 - - - Impairment expense 163 - 7,875 8,509 8,077 Deferred income tax (9,091) (7,100) 31 15,745 (21,638) Change in fair value of warrants 643 (362) (484) 1,115 (588) Change in fair value of equity securities 810 (1,643) 1,035 - - Change in fair value of acquisition-related contingent consideration 1,964 - - - - Gain on sale of investments (197) (197) 105 (243) - Loan discount amortization and fee accretion (2,069) (349) 487 (1,926) (3,109) Interest paid-in-kind (2,781) (1,287) (191) (1,779) (398) Stock-based compensation 742 530 267 300 363 Interest income in excess of cash collected - (82) (249) (534) - Gain (loss) on sale (write off) of investments - - - - - D&A expense 14,215 4,954 28 17 16 Changes in operating assets and liabilities: Interest and accounts receivable (2,011) (214) (558) (583) (59) Other assets (1,038) (205) 202 (42) (396) Accounts payable and other liabilities (892) (1,734) (1,296) 1,158 (106) Net cash provided by operating activities $11,881 $18,536 19,626$ 19,458$ 9,643$ Cash flows from investing activities: Acquisition of business, net of cash acquired 2,552 (19,719) - - - Proceeds from sale of investments 197 197 221 345 - Investment in equity securities - (159) - - - Cash distributions from investments in unconsolidated entity - - - 17,515 7,222 Cash received for settlement of warrants - - - - 1,405 Investment in finance receviables (22,458) (51,039) (90,110) (37,432) (75,009) Repayment of finance receivables 17,278 43,980 61,706 7,368 45,292 Corporate debt security principal payment 65 66 69 93 41 Purchases of property and equipment (2,354) - - - - Other (261) (48) (16) (12) (3) Net cash provided by investing activities (4,981)$ (26,722)$ (28,130)$ (12,123)$ (21,052)$ Cash flows from financing activities: Distribution to non-controlling interests - - - (8,960) (3,696) Net proceeds from credit facility - - - - - Repurchases of common stock, including fees & expenses (2,072) (883) (1,357) - - Debt Issuance Costs - - (469) - - Net cash used in financing activities (2,072)$ (883)$ (1,826)$ (8,960)$ (3,696)$ Net increase in cash and cash equivalents 4,828 (9,069) (10,330) (1,625) (15,105) Cash and cash equivalents at beginning of period 11,158 20,227 30,557 32,182 47,287 Cash and cash equivalents at end of period 15,986$ 11,158$ 20,227$ 30,557$ 32,182$ 28 Cash Flow Statement CONFIDENTIAL

Reconciliation of Non-GAAP Adjusted Net Income

- The following tables provide a reconciliation of SWK's reported (GAAP) consolidated net income to SWK's adjusted consolidated net income (Non-GAAP) for the periods denoted in the table. The table eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK's warrant, and Enteris amortization :

$ in 000s, except per share amounts	LTM 3Q20	Dec-19	Dec-18	Dec-17	Dec-16
Consolidated net income (loss)	$ 9,343	$ 23,828	$ 6,195	$ 8,251	$ 32,041
Add: income tax expense (benefit)	(8,356)	(6,986)	42	15,753	(21,638)
Add: Enteris intangibles amortization	13,846	4,816	-	-	-
Add : loss on remeasurement of contingent consideration	1,964	-	-	-	-
Plus: loss (gain) on fair market value of equity securities	810	144	1,035	-	-
Add: loss (gain) on fair market value of warrants	643	(362)	(484)	1,115	(588)
Adjusted income before provision for income tax	$ 18,250	$ 21,440	$ 6,788	$ 25,119	$ 9,815
Plus: Adjusted provision for income tax	-	-	-	-	-
Non-GAAP consolidated net income	$ 18,250	$ 21,440	$ 6,788	$ 25,119	$ 9,815
Less: Non-GAAP adjusted net income attributable to non-controlling interest	-	-	-	(5,204)	(3,153)
Non-GAAP adjusted net income attributable to SWK Holdings Corporation stockholders	$ 18,250	$ 21,440	$ 6,788	$ 19,915	$ 6,662

SWK HOLDINGS

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29

Reconciliation of Non-GAAP Specialty Finance Net Income

- The following tables provide a reconciliation of SWK's consolidated adjusted income before provision for income taxes, listed in the table above, to the non-GAAP adjusted net income for the specialty finance business for the periods denoted below. The table eliminates expenses associated with the acquisition of Enteris, and Enteris operating losses.

$ in 000s, except per share amounts	LTM 3Q20	Dec-19	Dec-18	Dec-17	Dec-16
Adjusted income before provision for income tax	$ 18,250	$ 21,440	$ 6,788	$ 19,915	$ 6,662
Plus: Enteris acquisition expense	103	1,151	-	-	-
Plus: Enteris operating loss, excluding amortization	4,760	1,880	-	-	-
Adjusted specialty finance income before provision for income taxes	$ 23,113	$ 24,471	$ 6,788	$ 19,915	$ 6,662
Adjusted provision for income taxes	-	-	-	-	-
Non-GAAP specialty finance net income	$ 23,113	$ 24,471	$ 6,788	$ 19,915	$ 6,662

- The following tables provide a reconciliation of SWK's book value per share to the non-GAAP adjusted book value per share for the specialty finance business. The table eliminates the net deferred tax asset, and Enteris-related net intangibles, goodwill, and net property, plant and equipment. Diluted shares outstanding are as of period end.

$ in 000s, except per share amounts	Sep-20
SWK Specialty Finance Book Value, net	
Stockholders' Equity (Book Value)	$ 235,701
Less: Deferred tax asset, net	25,986
Tangible book value	$ 209,715
Less Enteris book value, net	11,284
Specialty Finance tangible book value	$ 198,431
Book value per share	$ 18.44
Tangible book Value per share	$ 16.41
Specialty Finance tangible book value per share	$ 15.52
Diluted Shares outstanding	12,782

	Sep-20
Enteris Book Value, net*	
Intangible assets, net	$ 15,983
Goodwill	8,404
Property and equipment, net	3,361
Total Enteris-related assets	$ 27,748
Less: Contingent consideration payable	16,464
Enteris book value, net	$ 11,284
Enteris book value, net per share	$ 0.88

SWK HOLDINGS

CONFIDENTIAL

30

31 Contact Information CONFIDENTIAL SWK Senior Management Investor & Media Relations: Tiberend Strategic Advisor • Winston Black: ̶ Phone: 972.687.7251 ̶ Email: wblack@swkhold.com • Jody Staggs: ̶ Phone: 972.687.7252 ̶ Email: jstaggs@swkhold.com • Office address: ̶ 14755 Preston Road, Ste 105 Dallas, TX 75254 • Website: www.swkhold.com • Jason Rando (Media): ̶ Phone: 212.375.2665 ̶ Email: jrando@tiberend.com • Maureen McEnroe (Investors): ̶ Phone: 212.375.2664 ̶ Email: mmcenroe@tiberend.com

32 Collaborative Approach to Life Science Financing